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                                                                   Exhibit 99(b)


[WHITE MOUNTAINS LOGO]

                                                                   PRESS RELEASE

                                                      CONTACT:  Dennis Beaulieu
                                                                802-295-4510
                                                                Russell Fletcher
                                                                441-296-5550

                       MONTPELIER RE COMMENCES OPERATIONS

Hamilton, Bermuda, December 14, 2001 - White Mountains Insurance Group, Ltd. (NYSE symbol: WTM) and the Benfield Group plc are pleased to announce the formation and commencement of operations of Montpelier Re Holdings Ltd., and its wholly owned subsidiary Montpelier Reinsurance Ltd., a Bermuda domiciled Class 4 insurance and reinsurance company. Montpelier is authorized in Bermuda under The Insurance Act of 1978 and will begin writing business immediately.

Montpelier will initially focus on property reinsurance business. Targeted lines of business include property catastrophe excess of loss reinsurance, property risk excess of loss reinsurance, facultative reinsurance, whole account quota share reinsurance and property retrocession reinsurance. Other lines of business may include aviation reinsurance, casualty reinsurance, workers' compensation catastrophe and personal accident catastrophe reinsurance.

The Company will have an initial capitalization of approximately $1 billion, consisting of approximately $850 million of privately placed equity securities and $150 million of bank debt. White Mountains and its affiliates contributed $200 million of equity and Benfield will contribute $25 million of equity. The remaining equity capital has been contributed by outside investors.

Jack Byrne, Chairman of White Mountains, will serve as the Chairman of the Board. Anthony Taylor, the former Deputy Chairman of Wellington Underwriting plc, will serve as the Company's President and Chief Executive Officer and the President and Chief Underwriting Officer of Montpelier effective January 1, 2002.

The Company's Chairman Jack Byrne said, "We are delighted to have a chief executive as talented and experienced as Tony Taylor. I am pleased we can bring Tony's expertise and fresh capital to our customers who are dealing with so many challenges."

Banc of America Securities acted as placement agent for the equity and lead arranger for the debt of the Company. Benfield Advisory, part of Benfield, acted as a financial advisor to the Company.

Montpelier is headquartered at 30 Woodbourne Avenue, Pembroke, Bermuda.


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CORPORATE HEADQUARTERS:                            EXECUTIVE OFFICES:
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
WHITE MOUNTAINS INSURANCE GROUP, LTD.              WHITE MOUNTAINS INSURANCE GROUP, LTD.
12 CHURCH STREET, SUITE 322                        28 GATES ST., WHITE RIVER JUNCTION, VT 05001
HAMILTON,  HM 11   BERMUDA                         PH:  802-295-4500   -   FAX: 802-295-4550
PH: 441-296-6011    -    FAX: 441-296-9904         www.whitemountains.com
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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The information contained in this press release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. White Mountains cautions that a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in forward-looking statements made by White Mountains. These factors include: (i) competitive forces, including the conduct of other property and casualty insurers and reinsurers, (ii) changes in domestic or foreign laws or regulations applicable to White Mountains, its competitors or its clients, (iii) an economic downturn or other economic conditions (such as rising interest rate environment) adversely affecting White Mountains' financial position, (iv) loss reserves and other balance sheet items established by White Mountains subsequently proving to have been inadequate, and (v) the failure of pending transactions to be consummated under expected terms or at all. White Mountains cautions that the foregoing list of important factors is not exhaustive. In any event, such forward-looking statements made by White Mountains speak only as of the date on which they are made, and White Mountains does not undertake any obligation to update or revise such statements as a result of new information, future events or otherwise.